       As filed with the Securities and Exchange Commission on December 10, 1999
                                              Registration No. 333-_____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------

                      APPLIED MICRO CIRCUITS CORPORATION
            (Exact Name Of Registrant As Specified In Its Charter)

                         -----------------------------
          DELAWARE                                    94-2586591
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              6290 SEQUENCE DRIVE
                             SAN DIEGO, CA  92121
                                (858) 450-9333
                   (Address Of Principal Executive Offices)

                         -----------------------------

                            1992 STOCK OPTION PLAN
                          (Full Title Of The Plan(s))

                         ----------------------------

                                David M. Rickey
                     President and Chief Executive Officer
                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 Sequence Drive
                             San Diego, CA  92121
                                (858) 450-9333
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code,
                             Of Agent For Service)

                         ----------------------------

                                  Copies to:
                             D. Bradley Peck, Esq.
                            Nancy D. Krueger, Esq.
                              COOLEY GODWARD LLP
                       4365 Executive Drive, Suite 1100
                             San Diego, CA  92121
                                (858) 550-6000

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               Proposed Maximum        Proposed Maximum
  Title of Securities                                              Offering               Aggregate              Amount of
   to be Registered          Amount to be Registered (1)      Price per Share (2)     Offering Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $.01)          7,600,000 shares               $54.38 - $99.75        $674,483,598.75            $178,063.67
=================================================================================================================================

(1) The Registrant's Board of Directors and stockholders approved an amendment to increase the number of shares available for issuance under the Registrant's 1992 Stock Option Plan, as amended (the "1992 Plan"), by 3,800,000 shares in April 1999 and August 1999, respectively. In September 1999, the Registrant implemented a two-for-one stock split (paid through a 100% stock dividend). Accordingly, this Registration Statement covers 7,600,000 shares to cover the additional shares that became issuable under the 1992 Plan by reason of such stock dividend. This registration statement shall also cover any additional shares of Common Stock which shall become issuable under the 1992 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $54.38 to $99.75, the exercise price for 800,988 shares subject to outstanding options granted under the Option Plan and (b) $95.6875, the average of the high and low sales prices of Registrant's Common Stock on December 3, 1999, as reported on the NASDAQ National Market for the remainder of the shares subject to the Option Plan registered hereunder.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-47185

     The contents of Registration Statement on Form S-8 No. 333-47185 filed with the Securities and Exchange Commission on March 2, 1998 are incorporated by reference herein.

                                    EXHIBITS
Exhibit
Number

   5.1      Opinion of Cooley Godward LLP
  23.1      Consent of Ernst & Young LLP, Independent Auditors
  23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement
  24        Power of Attorney is contained on the signature pages
  99.1*     1992 Stock Option Plan, as amended

* Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10Q for the Fiscal Quarter Ended September 30, 1999, which was filed November 15, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 8, 1999.

                                             APPLIED MICRO CIRCUITS CORPORATION

                                         By: /s/ WILLIAM E. BENDUSH
                                             -----------------------------------
                                             William E. Bendush
                                             Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                      TITLE                                DATE
/s/ DAVID M. RICKEY                               President, Chief Executive Officer and          December 8, 1999
-----------------------------------------------   Director
                David M. Rickey


/s/ WILLIAM E. BENDUSH                            Chief Financial Officer (Principal Financial    December 8, 1999
-----------------------------------------------   and Accounting Officer)
               William E. Bendush


/s/ ROGER A. SMULLEN                              Chairman of the Board of Directors              December 8, 1999
-----------------------------------------------
              Roger A. Smullen, Sr.


/s/ WILLIAM K. BOWES, JR.                         Director                                        December 8, 1999
-----------------------------------------------
              William K. Bowes, Jr.


/s/ R. CLIVE GHEST                                Director                                        December 8, 1999
-----------------------------------------------
                 R. Clive Ghest


/s/ FRANKLIN P. JOHNSON, JR.                      Director                                        December 8, 1999
-----------------------------------------------
             Franklin P. Johnson, Jr.


/s/ ARTHUR B. STABENOW                            Director                                        December 8, 1999
-----------------------------------------------
                Arthur B. Stabenow


/s/ HARVEY P. WHITE                               Director                                        December 8, 1999
-----------------------------------------------
                  Harvey P. White


/s/ S. ATIQ RAZA                                  Director                                        December 8, 1999
-----------------------------------------------
                    S. Atiq Raza

                                 EXHIBIT INDEX

EXHIBIT                               DESCRIPTION                                       SEQUENTIAL
NUMBER                                                                                 PAGE NUMBERS
  5.1          Opinion of Cooley Godward LLP
 23.1          Consent of Ernst & Young LLP, Independent Auditors
 23.2          Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
               Registration Statement
 24            Power of Attorney is contained on the signature pages
 99.1*         1992 Stock Option Plan, as amended

* Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10Q for the Fiscal Quarter Ended September 30, 1999, which was filed November 15, 1999.